As filed with the Securities and Exchange Commission on August 1, 2013

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ELECTRONICS FOR IMAGING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3086355
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

303 Velocity Way

Foster City, CA 94404

(Address, Including Zip Code, of Principal Executive Offices)

Electronics For Imaging, Inc. 2009 Equity Incentive Award Plan

Electronics For Imaging, Inc. Amended and Restated 2000 Employee Stock Purchase Plan

(Full Title of the Plan)

Vincent Pilette

Chief Financial Officer

Electronics For Imaging, Inc.

303 Velocity Way

Foster City, CA 94404

(650) 357-3500

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

COPY TO:

Warren T. Lazarow, Esq. O’Melveny & Myers LLP 2765 Sand Hill Road Menlo Park, CA 94025	C. Brophy Christensen, Esq. O’Melveny & Myers LLP Two Embarcadero Center San Francisco, California 94111

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, $0.01 par value per share, issuable under the Electronics For Imaging, Inc. 2009 Equity Incentive Award Plan	4,600,000(1) shares	$29.945(2)	$137,747,000(2)	$18,788.69(2)
Common Stock, $0.01 par value per share, issuable under the Electronics For Imaging, Inc. Amended and Restated 2000 Employee Stock Purchase Plan	2,000,000(1) shares	$29.945(2)	$59,890,000(2)	$8,169.00(2)
	6,600,000		$197,637,000(2)	$26,957.69(2)

(1)

This Registration Statement covers, in addition to the number of shares of Electronics For Imaging, Inc., a Delaware corporation (the “Company” or the “Registrant”), common stock, par value $0.01 per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Electronics For Imaging, Inc. 2009 Equity Incentive Award Plan (the “2009 Plan”) and the Electronics For Imaging, Inc. Amended and Restated 2000 Employee Stock Purchase Plan (the “ESPP”, and together with the 2009 Plan, the “Plans”) as a result of one or more adjustments under the Plans to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)

Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on July 26, 2013, as quoted on the Nasdaq Global Select Market.

The Exhibit Index for this Registration Statement is at page 7.

EXPLANATORY NOTE

This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Plan and consists of only those items required by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	The Company’s Registration Statements on Form S-8, filed with the Commission on July 6, 2000, June 24, 2003, March 16, 2004, May 19, 2005, January 11, 2006, August 11, 2006, November 9, 2007, March 3, 2008, January 23, 2009, July 10, 2009, and August 9, 2011 (Commission File Nos. 333-40930, 333-106422, 333-113629, 333-125081, 333-130969, 333-136511, 333-147288, 333-149503, 333-156915, 333-160529, and 333-176180, respectively);

(b)	The Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2012, filed with the Commission on February 22, 2013 (Commission File No. 000-18805);

(c)	The Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2013, filed with the Commission on May 1, 2013 (Commission File No. 000-18805) and the Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended June 30, 2013 filed with the Commission on August 1, 2013 (Commission File No. 000-18805)

(d)	The Company’s Current Reports on Form 8-K, filed with the Commission on February 27, 2013, April 22, 2013, and June 6, 2013 (each, Commission File No. 000-18805); and

(e)	The description of the Company’s Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on August 28, 1992 (Commission File No. 000-18805), and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel

The validity of the issuance of Common Stock registered hereby is passed on for the Company by Bryan Ko. Mr. Ko is the General Counsel of the Company and is compensated by the Company as an employee. As of July 31, 2013, Mr. Ko owns 12,427 shares of Common Stock, 44,028 restricted stock units that are payable in an equivalent number of shares of Common Stock, and Company stock options to acquire up to an additional 15,000 shares of Common Stock. Mr. Ko is eligible to receive stock awards by the Company under the Plan.

Item 8.	Exhibits

See the attached Exhibit Index at page 7, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California, on August 1, 2013.

Electronics For Imaging, Inc.

By:	/s/ Vincent Pilette
Vincent Pilette
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Guy Gecht and Vincent Pilette, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Guy Gecht Guy Gecht	Chief Executive Officer and Director (Principal Executive Officer)	August 1, 2013

/s/ Vincent Pilette Vincent Pilette	Chief Financial Officer (Principal Financial and Accounting Officer)	August 1, 2013

/s/ Eric Brown Eric Brown	Director	August 1, 2013

/s/ Gill Cogan Gill Cogan	Director	August 1, 2013

/s/ Thomas Georgens Thomas Georgens	Director	August 1, 2013

/s/ Richard A. Kashnow Richard A. Kashnow	Director	August 1, 2013

/s/ Dan Maydan Dan Maydan	Director	August 1, 2013

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Electronics For Imaging, Inc. 2009 Equity Incentive Award Plan (Filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 6, 2013 (Commission File No. 000-18805) and incorporated herein by this reference.)

4.2	Electronics For Imaging, Inc. Amended and Restated 2000 Employee Stock Purchase Plan (Filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on June 6, 2013 (Commission File No. 000-18805) and incorporated herein by this reference.)

5.	Opinion of Company Counsel (opinion re legality).

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Counsel (included in Exhibit 5).

24.	Power of Attorney (included in this Registration Statement under “Signatures”).